                                    EXHIBIT D

                         NOTICE OF WITHDRAWAL OF TENDER

                             Regarding Interests in

                       BLUE ROCK MARKET NEUTRAL FUND, LLC

                   Tendered Pursuant to the Offer to Purchase

                               Dated June 29, 2005

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                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

                    AT, AND THIS NOTICE OF WITHDRAWAL MUST BE

             RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,
                ON WEDNESDAY, JULY 27, 2005, UNLESS THE OFFER IS
                                    EXTENDED.
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          Complete This Notice of Withdrawal And Return Or Deliver To:

                             UMB Fund Services, Inc.
                            803 West Michigan Street
                                     Suite A
                               Milwaukee, WI 53233

                 Attn: Jay B. Howard, Tender Offer Administrator

                           For additional information:

                              Phone: (414) 299-2000

                               Fax: (414) 299-2202

Blue Rock Market Neutral Fund, LLC

Ladies and Gentlemen:

         The undersigned wishes to withdraw the tender of its limited liability company interest in Blue Rock Market Neutral Fund, LLC (the "Fund"), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _____________.

This tender was in the amount of:

         [ ] Entire limited liability company interest.


         [ ] Portion of limited liability company interest expressed as a specific dollar value.

             $____________________

         [ ] Portion of limited liability company interest in excess of the Required Minimum Balance.


         The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of the interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

Blue Rock Market Neutral Fund, LLC


SIGNATURE(S).

FOR INDIVIDUAL INVESTORS                                     FOR OTHER INVESTORS:
AND JOINT TENANTS:


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Signature                                                    Print Name of Investor

(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED

 ON SUBSCRIPTION AGREEMENT)


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Print Name of Investor                                       Signature

                                                             (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED

                                                             ON SUBSCRIPTION AGREEMENT)


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Joint Tenant Signature if necessary                          Print Name of Signatory and Title

(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED

 ON SUBSCRIPTION AGREEMENT)


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Print Name of Joint Tenant                                   Co-signatory if necessary

                                                             (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED

                                                             ON SUBSCRIPTION AGREEMENT)


                                                             ------------------------------------

                                                             Print Name and Title of Co-signatory

Date:
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